Exhibit 99.1

Tollgrade Communications, Inc. Correcting and Preventing Telco and Cable Network Service Problems

Revenue Tracks CapEx Cuts Dollars in Thousands 1997 1998 1999 2000 2001 2002 Revenue 45421 46277 61111 114426 82239 58575 REDUCTION EQUAL TO RATE OF RBOC CAP EX REDUCTION

Making Operating Cash 1997 1998 1999 2000 2001 2002 Operating cash 2587295 5760774 9281220 21907169 41291101 17571000 STILL GENERATED $17.6M IN OPERATING CASH

Financial Statements Balance Sheet (Dollars in Thousands) June 28, 2003 December 31, 2002 Assets Current Assets Cash and Investments $42,241 $ 53,128 Accounts Receivable 10,928 8,098 Inventories 13,763 14,093 Other 3,154 3,571 Total Current Assets $70,086 $78,890 Other $85,673 $70,652 Total Assets $155,759 $ 149,542

Consolidated Income Statement (in thousands, except per-share data) (in thousands, except per-share data) (in thousands, except per-share data) (in thousands, except per-share data) (in thousands, except per-share data) Three Months Ended Three Months Ended Six Months Ended Six Months Ended 06/28/03 06/29/02 06/28/03 06/29/02 Revenues $ 17,134 $ 14,584 $ 31,677 $ 32,106 Cost of sales 7,719 6,135 14,693 13,517 Gross profit 9,415 8,449 16,984 18,589 Operating expenses 8,156 6,889 15,184 14,828 Net income $ 833 $ 1,091 $ 1,260 $ 2,604 Diluted earnings per-share information: Diluted earnings per-share information: Diluted earnings per-share information: Diluted earnings per-share information: Diluted earnings per-share information: Weighted average shares of common stock and equivalents: 13,335 13,339 13,276 13,386 Net income per common and common equivalent shares $0.06 $0.08 $0.09 $0.19

What We Do If Your Voice Line Is Down, We Tell Them What's Wrong Measure Line Qualities and Turn Them Into Easy-To- Understand Diagnosis We Make Sure Cable Companies' HFC Networks Are Running Properly Monitor Power Supplies; Don't Have Back-Up Power

Translate To Core Businesses Consumer Access Test and Management Centralized test solutions for residential and small business customers. Broadband Edge Test and Management DSL-oriented, remote test solutions for the edge of the DSLAM access network. Cable Broadband Monitoring Remote cable monitoring solutions for the HFC network.

Review What We Do

3 Basic Elements of Testing Access The Lines Measurement The Electrical Characteristics Analysis The Electrical Data Data Data Data Data Data Data Data Data Data Data Data Data Data Data Data Data

Consumer Access Products LoopCare Test OSS Currently managing more than 150 million of the copper facilities worldwide MCU Test Extension Patented technology extends the reach of switch-based test access through fiber DigiTest Measurement Nodes Centralized test solution for POTS and DSL deployment

Broadband Edge Products DigiTest EDGE is a global test platform for the network edge, to be used for pre-qualification, installation validation and troubleshooting in support of Broadband Service Delivery. LoopCare Test OSS Telaccord 1000

Cable Broadband Monitoring CheetahLight(tm)

Professional Services Programs to implement new technologies, migrate to new test access platforms and maintain current network operations PLANNING AND DESIGN IMPLEMENTATION MANAGEMENT Installation Services Training Services Project Management Service Assurance Programs Custom Consulting Staff Augmentation Warranty Services Technical Support HW Maintenance SW Maintenance NOC/Outsourcing Staff Augmentation Custom Consulting Network Design Interoperability Testing Integration Services Custom Consulting

Independent & International Customers

2003 Strategic Goals Telco: Focus On Centralized Consumer Testing Share, Share, Share Old Test Head Replacement & Current Expansion Remote Office Test Head Test Head Crash Kit Keep Testability Percentage High DSL POTS Flow Cheap DSL RT Solutions Expand Internationally Get Ready For IP

2003 Strategic Goals Share, Share, Share Cable: Focus On Performance Management Re-brand Under Cheetah Umbrella Harvest Market Dominance Leverage CheetahLight On Incumbent Share Introduce Lower-Cost Solutions Integrate Under One Software Umbrella More Than A Status Monitoring Company Return Path Partnerships Get Ready For IP Get Ready For IP Get Ready For IP Get Ready For IP Get Ready For IP Get Ready For IP Get Ready For IP Get Ready For IP Get Ready For IP Get Ready For IP Get Ready For IP

What Are We Seeing Impact of F.C.C. Still Materializing Customers Beginning To Dip Broadband Toe In The Water Some State-by-State UNE-P Relief CLECs Consolidating & Getting Healthier Good Customer Base For Us DSL Rates Coming Down, i.e. Verizon More Of A Consumer DSL Focus Business Case Scrutiny High Inventory Levels Kept Low Buyers Market Cable Companies Getting Serious Regarding Deployments M&A Valuations Low

A Record of Resilience

1988 — R. Craig Allison 1941 - 1998



1989 — E-LPA/OIU-2E



1993 — MCU-4496


MCU
4496

1995 — NASDAQ TLGD IPO

1997 — LIGHTHOUSE®



1998 — DigiTest® DMU


DMU

2000 — $114 Million



2001 — LoopCare™


LoopCare™
TEST OSS

2002 — DigiTest® DWU


DWU

2003 — DigiTest EDGE



CHEETAH BY TOLLGRADE

PROPRIETARY • TOLLGRADE AND AUTHORIZED CLIENTS ONLY
This document contains proprietary information that shall be distributed or routed only within Tollgrade Communications, Inc. and its authorized clients, except with written permission of Tollgrade.

TOLLGRADE

TLGD 3-6-03 13

Recognition 200 Best Small Companies in America Rated # 31 - Forbes magazine, August 2002 Rated # 41 - Forbes magazine - 2001 Rated # 21 - Forbes magazine - 2000 Rated # 78 - Forbes magazine - 1998 Rated # 31 - Forbes magazine - 1997 America's 100 Fastest Growing Companies Rated # 96 - Fortune magazine, September 2002 Rated # 34 - Fortune magazine, June 2001 Market's Top 100 Stocks for 2000 Rated # 9 - Bloomberg Personal Finance magazine, January 2001 America's 25 Most Successful Small Manufacturers November 1998 - Industry Week magazine Fastest Growing Nasdaq Companies Rated # 6 - Equities magazine, July 1998

Thank You Questions/Comments